UNITED STATES

SECURITIES AND EXCHANGE COMMISION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant
To Section 18 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest reported): July 21, 2010

MEGOLA, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Nevada	000-49815	88-0492605
(State or other jurisdiction	(Commission	(I.R.S. employer
of incorporation)	File Number)	identification number)

704 Mara St., Suite 111, Point Edward, Ontario N7V 1X4
(Address of principal executive offices) (Zip code)

(519) 336-0628
Registrant's telephone number, including area code

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 16, 2010, Megola (“Company”) entered into a Securities Purchase Agreement with Tangiers Investors, LP (“Tangiers”). Pursuant to the Securities Purchase Agreement, the Company may, at its discretion, periodically  sell  to  Tangiers shares of the Company's common stock for a total purchase price of up to $5 million.

The basic parameters of the Agreement with Tangiers Investors, LP will include, but not be limited to, the following:

A.
For each share of common stock purchased under the Securities Purchase Agreement, Tangiers will pay the Company 85% of the lowest volume weighted average price of the Company's common stock as quoted by Bloomberg, LP on the Over-the-Counter Bulletin Board or other principal market on which the Company's common stock is traded for the five days immediately following the notice date;

B.	The price paid by Tangiers for the Company's stock shall be determined as of the date of each individual request for an advance under the Securities Purchase Agreement;

C.
Tangiers’ obligation to purchase shares of the Company's  common stock under the Securities Purchase Agreement is subject to certain  conditions,  including the Company obtaining  an  effective  registration  statement  for  shares  of  the Company's common stock sold under the Securities Purchase Agreement and is limited to $250,000  per 10 consecutive  trading days after the advance notice is provided to Tangiers.

The Agreement contains other terms and conditions and has been filed as an exhibit to this report. Please refer to the exhibit for additional information.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

See above discussion

ITEM 8.01 OTHER EVENTS

None

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

10.1 Securities Purchase Agreement with Tangiers Investors, LP dated July 16, 2010
10.2 Registration Rights Agreement dated July 16, 2010
10.3 9% Secured Convertible Debenture dated July 16, 2010
10.4 Security Agreement dated July 16, 2010

99 Press Release

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Megola, Inc.
(Registrant)

Dated: July 21, 2010	By:	/s/ Joel Gardner
Joel Gardner, President